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EXHIBIT VIII

AMENDMENT TWO TO JOINT FILING STATEMENT

        The undersigned hereby agree to dissolve their status as a group (as defined by Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended) as of August 2, 2002. All future filings with respect to the securities reported herein will be filed, if required, by members of the group in their individual capacity.

        The Joint Filing Statement dated as of June 25, 1998 and amended on July 8, 2002, is hereby terminated as the date hereof.

Date: August 2, 2002

/s/ MICHAEL W. RESCHKE Michael W. Reschke

PGLP, INC.

	By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

THE PRIME GROUP, INC.

	By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

PRIME GROUP LIMITED PARTNERSHIP

	By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: Managing General Partner

PRIME GROUP II, L.P.

	By:	PGLP, Inc., its managing general partner
	By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

PRIME GROUP IV, L.P.

By:	PGLP, Inc., its managing general partner
By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

PRIME GROUP V, L.P.

By:	PGLP, Inc., its managing general partner
By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

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  EXHIBIT VIII
AMENDMENT TWO TO JOINT FILING STATEMENT